UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2006

New Horizons Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17840	22-2941704
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1900 S. State College Blvd., Suite 200, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 940-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As reported by New Horizons Worldwide, Inc. (the "Company") in its Current Report on Form 8-K dated July 27, 2005, as amended on October 3, 2005, Grant Thornton LLP ("Grant Thornton"), the independent registered public accounting firm that audited the financial statements for the year ended December 31, 2003, resigned before finalizing the audit for the year ended December 31, 2004. As reported in its Current Report on Form 8-K filed with the Commission on September 15, 2005, the Company subsequently engaged Squar, Milner, Reehl & Williamson, LLP ("Squar Milner") as its new independent registered public accounting firm to complete the audit procedures necessary in order to provide the Company with the required audit reports and attestation reports on management's assessment of its internal control over financial reporting for inclusion in the Company’s annual reports on Form 10-K for the fiscal years ended December 31, 2004 and December 31, 2005 (the "2004 and 2005 Annual Reports"). In connection with the Company's 2004 audit by Squar Milner, management significantly expanded its review of areas where material weaknesses and adjustments had been previously identified by Grant Thornton LLP, including analyzing in certain cases 100% of the transactions associated with those areas. As previously disclosed in the Form 12b-25 Notification of Late Filing filed by the Company on June 13, 2006, the Company has yet to file the 2004 and 2005 Annual Reports.

On July 27, 2006, the Audit Committee of the Board of Directors (the "Audit Committee") of the Company, upon the recommendation of management and after consulting with Squar Milner concluded that previously issued financial statements contained in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003 and the quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004 (collectively, the "Financials") should no longer be relied upon because of errors in those financial statements. The Audit Committee further determined that it would be appropriate to restate the Financials.

The restatement for 2003 is primarily attributable to errors in the understatement of (i) the Company's credit memo reserve, and (ii) the Company's deferred rent liability, each as reported in the consolidated financial statements contained in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003. The Company determined that the existing credit memo reserve balance was inadequate compared to the volume of credit memos extended and that the methodology used to determine the credit reserve failed to take into account the expansion of the Company's consumer business in 2003, and the volume of credit memos and refunds inherent in such business. The Company further determined that the deferred rent liability was understated as a result of the failure to take into account amendments to the Company's lease agreements in calculating the deferred rent expense. Various other adjustments were identified requiring a restatement of results for 2004. The Company's review process is ongoing and matters identified at this stage are preliminary and subject to change. The Company's review may result in the identification of additional items requiring correction in the restated results. The 2004 and 2005 Annual Reports will be filed as soon as practicable and will reflect the restated 2003 and 2004 financial results.

The Audit Committee discussed the matters disclosed in this filing with Squar Milner. The Audit Committee and Squar Milner have also orally informed Grant Thornton of the matters disclosed in this filing. Grant Thornton has advised the Company that at present, it has not been provided with sufficient information to agree whether there is a material misstatement in the 2003 financial statements. The Company intends to furnish Grant Thornton with the information necessary for its review of such matters.

The Company's press release announcing the restatement of the Financials is furnished with this report as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 31, 2006, Mr. Thomas Bresnan resigned as President and a director of the Company. As previously reported in Item 5.02 of the Company's current report on Form 8-K, filed with the Commission on February 8, 2006, the Company entered into an agreement with Mr. Bresnan to retain his services through a transition period during which a search for a new President and Chief Executive Officer would be undertaken by the Board of Directors. Under the terms of the Agreement, which was attached as Exhibit 10.1 to the current report on Form 8-K, dated February 8, 2006, the parties agreed that Mr. Bresnan would continue to render services through the earlier of (i) July 31, 2006 or (ii) the date Mr. Bresnan and the Company mutually agreed on which Mr. Bresnan's services to the Company would terminate. Mr. Bresnan resigned from the Company pursuant to the terms of the Agreement. His resignation did not involve a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Effective as of July 31, 2006, the Company appointed Mark A. Miller, age 58, as President. As reported in the Company's Current Report on Form 8-K, dated July 11, 2006, Mr. Miller entered into an employment agreement with the Company, dated July 5, 2006 (the "Employment Agreement"), pursuant to which Mr. Miller would become President of the Company on July 31, 2006, upon Mr. Bresnan’s resignation. In connection with the Employment Agreement, Mr. Miller and the Company entered into two Stock Option Agreements, a Restricted Stock Agreement and an indemnity agreement. The Employment Agreement, as previously described in Item 1.01 of the Company's current report on Form 8-K, dated July 31, 2006, and attached thereto as Exhibit 10.1, is incorporated herein by reference. Mr. Miller's biographical information was previously reported in Item 5.02 of the Company's current report on Form 8-K, dated July 11, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No. 99.1, Press Release, dated August 2, 2006, announcing restatement of financial results.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Horizons Worldwide, Inc.

August 2, 2006	By:	/s/ Charles M. Caporale

Name: Charles M. Caporale
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated August 2, 2006, announcing restatement of financial results.